                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 11-K

           ANNUAL REPORT PURSUANT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
                         FOR THE FISCAL YEAR ENDED DECEMBER 31, 1993

A. FULL TITLE OF THE PLAN AND ADDRESS OF THE PLAN, IF DIFFERENT FROM THAT OF THE ISSUER NAMED BELOW:

            E-SYSTEMS, INC. TAX ADVANTAGED CAPITAL ACCUMULATION PLAN

B. NAME OF ISSUER OF SECURITIES HELD PURSUANT TO THE PLAN AND ADDRESS OF ITS PRINCIPAL EXECUTIVE OFFICE:

               E-SYSTEMS, INC.
               6250 LBJ FREEWAY
               P.O. BOX 660248
               DALLAS, TEXAS 75266-0248

            E-SYSTEMS, INC. TAX ADVANTAGED CAPITAL ACCUMULATION PLAN

                            AUDITED FINANCIAL STATEMENTS

                               DECEMBER 31, 1993

                                                                                                                PAGE
                                                                                                             -----------
AUDITED FINANCIAL STATEMENTS
    Report of Ernst & Young, Independent Auditors..........................................................           3
    Statements of Net Assets Available for Benefits........................................................           4
    Statements of Changes in Net Assets Available for Benefits.............................................           5
    Notes to Financial Statements..........................................................................           6
SCHEDULES
    Schedule of Assets Held for Investment.................................................................          12
    Schedule of Transactions or Series of Transactions in Excess of 5% of the Current
     Value of Plan Assets..................................................................................          13
EXHIBIT
    Consent of Independent Auditors........................................................................          15

                 REPORT OF ERNST & YOUNG, INDEPENDENT AUDITORS

The Administrative Committee
E-Systems, Inc. Tax Advantaged
  Capital Accumulation Plan

    We have audited the accompanying statements of net assets available for benefits of the E-Systems, Inc. Tax Advantaged Capital Accumulation Plan (established as an amendment to the E-Systems, Inc. Employee Stock Ownership
Plan) as of December 31, 1993 and 1992, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1993 and 1992, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

    Our audits were made for the purpose of forming an opinion on the (basic) financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment as of December 31, 1993, and transactions or series of transactions in excess of 5 percent of the current value of plan assets for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the (basic) financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1993 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1993 (basic) financial statements taken as a whole.

Dallas, Texas
April 4, 1994

            E-SYSTEMS, INC. TAX ADVANTAGED CAPITAL ACCUMULATION PLAN

                STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS



                                  ASSETS                                                DECEMBER 31
                                                                             ----------------------------------
                                                                                   1993              1992
                                                                             ----------------  ----------------
Investments--at fair value--Notes A and C..................................  $    168,674,834  $    146,957,671
Participant loans receivable...............................................         7,241,180         6,305,729
                                                                             ----------------  ----------------
    Total assets and net assets available for benefits.....................  $    175,916,014  $    153,263,400
                                                                             ----------------  ----------------
                                                                             ----------------  ----------------

                       See notes to financial statements.

            E-SYSTEMS, INC. TAX ADVANTAGED CAPITAL ACCUMULATION PLAN

           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                                                      YEAR ENDED DECEMBER 31
                                                                                ----------------------------------
         ADDITIONS                                                                    1993              1992
- - ------------------------------------------------------------------------------  ----------------  ----------------
Investment income:
    Dividends.................................................................  $      8,766,770  $      4,886,106
    Interest--Note B..........................................................         3,152,473         3,223,131
                                                                                ----------------  ----------------
                                                                                      11,919,243         8,109,237
Loan fund interest--Note B....................................................           469,329           445,637
Contributions--Note B.........................................................        25,401,629        24,369,846
                                                                                ----------------  ----------------
                                                                                      37,790,201        32,924,720

         DEDUCTIONS
- - ------------------------------------------------------------------------------
Administrative expenses--Note B...............................................           173,264           169,569
Benefits paid.................................................................        20,069,615        10,095,736
                                                                                ----------------  ----------------
                                                                                      20,242,879        10,265,305
                                                                                ----------------  ----------------
                                                                                      17,547,322        22,659,415
Net realized and unrealized appreciation (depreciation) in fair value of
 investments--Note A..........................................................         5,105,292         5,736,046
                                                                                ----------------  ----------------
        Net increases.........................................................        22,652,614        28,395,461
Net assets available for benefits at beginning of year........................       153,263,400       124,867,939
                                                                                ----------------  ----------------
Net assets available for benefits at end of year..............................  $    175,916,014  $    153,263,400
                                                                                ----------------  ----------------
                                                                                ----------------  ----------------

                       See notes to financial statements.

            E-SYSTEMS, INC. TAX ADVANTAGED CAPITAL ACCUMULATION PLAN
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1993

NOTE A--SIGNIFICANT ACCOUNTING POLICIES
    Investments are stated at fair value, which is based on published market prices on the last business day of the year.

    The investment in the Variable Rate Investment Fund (formerly the Guaranteed Return Investment Plan) is valued at contract value as estimated by the various insurance companies. Contract value represents contributions made under the contract, plus interest at the contract rate, less funds used to pay benefits directly to participants.

    The change in the difference between fair value and the cost of investments (including investments bought, sold, as well as held during the year) is reflected in the financial statements as net realized and unrealized appreciation or depreciation.

NOTE B--DESCRIPTION OF THE PLAN
    PURPOSE AND ORGANIZATION. The E-Systems, Inc. Tax Advantaged Capital Accumulation Plan ("the Plan") became effective January 1, 1984 as an amendment to the E-Systems, Inc. Employee Stock Ownership Plan. Substantially all employees of E-Systems, Inc. (the "Company") and its subsidiaries who are not employed under collective bargaining agreements, except those under collective bargaining agreements in the ECI and Garland divisions, are eligible to participate in the Plan, with the exception of non-corporate employees of Serv-Air, Inc. and employees of Engineering Research Associates, Inc. and Advanced Video Products. The Plan was established to allow eligible employees to elect to receive reduced direct compensation from the Company in exchange for contributions to the Plan by the Company on behalf of each such employee. There are no employer contributions to the Plan.

    EMPLOYEE CONTRIBUTIONS AND INVESTMENT OPTIONS. Employees may contribute up to 18% of their annual base compensation to one or more of the seven investment options described below. Employee contributions to the Plan were subject to a $8,994 annual limit during 1993 and will be subject to a $9,240 annual limit in 1994 as required by the Tax Reform Act of 1986. Participants vest immediately in the Plan; accordingly, there are no forfeitures. The investment options are as follows:

        The E-Systems, Inc. Securities Fund invests solely in the Company's Common Stock, $1.00 par value.

        The Variable Rate Investment Fund invests solely in guaranteed investment contracts ("GIC") of insurance companies. Interest rates earned on GIC's will be guaranteed for certain time periods and renegotiated periodically. The 1990 agreement is with The Prudential Asset Management Group which provides for an annual guaranteed effective rate of return of 8.12% for amounts contributed between January 1, 1990 and December 31, 1990 and expired December 31, 1992. Effective January 1, 1991, the Plan entered into a 1991 GIC agreement with Provident National Assurance Company which provides for an annual guaranteed effective rate of return of 7.71% for amounts contributed between January 1, 1991 and December 31, 1991. This agreement expired December 31, 1993. Effective December 31, 1991, all contributions are made to the Vanguard Fiduciary Trust Company Variable Rate Guaranteed Investment Contract Trust (the "Trust"). The investment objective of the Trust is to seek the highest level of current income consistent with safety and stability of principal by investing primarily in investment contracts issued by insurance companies, investment contracts issued by domestic commercial banks or U.S. branches of foreign banks, and other similar types of fixed principal investments. The Trust may also hold no more than 15% of its assets in short-term obligations, money market funds, or federally insured deposits.

            E-SYSTEMS, INC. TAX ADVANTAGED CAPITAL ACCUMULATION PLAN
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

NOTE B--DESCRIPTION OF THE PLAN--(CONTINUED)
        The Vanguard/Morgan Growth Fund invests participants' contributions primarily in common stocks of corporations with either established growth patterns, emerging growth potential or cyclical growth patterns.

        The Windsor Fund invests participants' contributions in a portfolio of common stocks, the objective of which is primarily long-term growth and, secondly, current income through dividends.

        The Vanguard Money Market Reserves Prime Portfolio invests participants' contributions in a portfolio of high quality money market instruments that mature in one year or less.

        The Vanguard Fixed Income Securities Fund Short-Term Bond Portfolio invests participants' contributions in investment grade bonds with maturities from less than one up to four years including United States Treasury and agency obligations, the objective of which is primarily conservation of principal and secondly, to maximize current income.

        The   Vanguard   Index   Trust  500   Portfolio   invests  participants'
    contributions in a portfolio of stocks designed to match the performance of Standard & Poor's 500 Composite Stock Price Index.

    PLAN BORROWING PROVISIONS. Effective January 1, 1989, participants were given the option of borrowing from their Plan account. Borrowings from the Plan bear interest at the prime rate as published in the Wall Street Journal on the last business day of each calendar quarter plus one percentage point. Such interest rate is effective for all borrowings during the subsequent quarter. All borrowings become part of the Loan Fund. Interest charged on borrowings is credited to the borrowing participant's account and is shown separately as loan fund interest in the Statements of Changes in Net Assets Available for Benefits.

    PLAN TRANSFER PROVISIONS. Participants are permitted to make unlimited transfers among investment options with the exception of transfers into and out of the Variable Rate Investment Fund which are restricted as to the number of such transfers that can be made during a year. Additionally, transfers out of the Variable Rate Investment Fund are restricted to transfers into an equity fund for a minimum of 90 days before such funds can be transferred to other Plan investment options. A detailed description of restrictions involving transfers into and out of the Variable Rate Investment Fund is contained in the summary plan description, "Tax-Advantaged Capital Accumulation Plan (T-CAP)", provided to plan participants.

    EXPENSES OF THE PLAN. The Plan is administered by a Committee appointed by the Board of Directors of the Company. The expenses incurred by the Plan and the Administrative Committee in operating the Plan are paid from the Plan assets. To the extent reasonably practicable, expenses are allocated to the respective fund to which they relate.

    BENEFITS PAID. All distributions under the Plan, except distributions of the Company's Common Stock from the E-Systems, Inc. Securities Fund, are made in cash either to the participant or to an eligible retirement plan specified by the participant, effective in 1993. Participants receiving a distribution from the E-Systems, Inc. Securities Fund may elect to take the distribution in cash or in shares of the Company's Common Stock. Participants are eligible for distributions upon termination, retirement, disability or hardship (as determined by the Administrative Committee).

    PLAN TERMINATION. If the plan is terminated for any reason, the assets are to be allocated to the participants. The value of all accounts of each participant is then to be distributed as directed by the Committee. In no event may any of the Company's securities held in trust be distributed to anyone other than participants and their beneficiaries.

            E-SYSTEMS, INC. TAX ADVANTAGED CAPITAL ACCUMULATION PLAN
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

NOTE C--INVESTMENTS
    The Plan held the following investments at December 31, 1993 and 1992 (Investments that represent 5% or more of the Plan's net assets are separately identified):

                                                                                          FAIR VALUE AT
                                                                                           DECEMBER 31
                                                                                ----------------------------------
                                                                                      1993              1992
                                                                                ----------------  ----------------
  E-Systems, Inc. Securities Fund:
    E-Systems, Inc. Common Stock..............................................  $     10,281,707  $      9,980,321
    Vanguard Money Market Reserves Prime Portfolio............................            59,829            48,620
                                                                                ----------------  ----------------
                                                                                      10,341,536        10,028,941
  Guaranteed Return Investment Contracts:
    Provident National Assurance Company......................................         --                7,116,974
  Vanguard Investment Trust...................................................        36,064,115        27,968,949
  Vanguard/Morgan Growth Fund.................................................        22,528,312        21,022,939
  The Windsor Fund............................................................        71,168,543        55,161,779
  Vanguard Money Market Reserves Prime Portfolio..............................        14,484,631        14,539,546
  Vanguard Fixed Income Securities Fund Short-Term Bond Portfolio.............         7,529,311         6,658,048
  Vanguard Index Trust 500 Portfolio..........................................         6,558,386         4,460,495
                                                                                ----------------  ----------------
      TOTAL INVESTMENTS.......................................................  $    168,674,834  $    146,957,671
                                                                                ----------------  ----------------
                                                                                ----------------  ----------------

    In connection with the appointment of Vanguard Fiduciary Trust Company as Plan Trustee (Note G), the net assets of the E-Systems, Inc. Securities Fund (the "Fund") were converted to units by assigning an arbitrary unit value per share of $10.00 at the date fund assets were transferred to Vanguard. At December 31, 1993 and 1992, there were 727,220 and 742,534 units, respectively, of the fund outstanding having a unit value per share of $14.12 and $13.41, respectively. The trustee calculates the unit value of the fund on a daily basis. The unit value per share ranged from $11.82 to $15.82 during the period from January 1, 1993 to December 31, 1993 and from $10.37 to $13.53 during the period from January 1, 1992 to December 31, 1992.

NOTE D--INCOME TAXES
    The Internal Revenue Service has ruled that the amendment to the E-Systems, Inc. Employee Stock Ownership Plan which established the Plan qualifies under
Section 401(k) of the Internal Revenue Code and, therefore the Plan is not subject to tax under present Federal income tax laws.

NOTE E--EMPLOYEE INCOME TAX EFFECTS
    Wage deferrals authorized by Plan participants are excluded from the current taxable income of participants. In general, a participant or beneficiary who receives a distribution from the Plan is taxed in the year of receipt on the total fair value of the distribution received. The amount included as taxable income upon a distribution from the Plan, in the event of death, disability, retirement or other termination of employment, or hardship is generally taxed as ordinary income under provisions relating to annuities. Under certain conditions, a distribution may qualify as a lump sum distribution and may therefore be taxed under special five-year or ten-year averaging methods. Any of the Company's Common Stock included in the lump sum distribution is taxed at the lower of the Plan's cost or fair value.

    A participant who receives a distribution equal to the total amount in his account for any reason other than financial hardship is not subject to tax on any portion of the distribution he receives that is transferred pursuant to the "rollover" provisions of the Code to an Individual Retirement Account or

            E-SYSTEMS, INC. TAX ADVANTAGED CAPITAL ACCUMULATION PLAN
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

NOTE E--EMPLOYEE INCOME TAX EFFECTS--(CONTINUED) to another qualified retirement plan. In the event a participant elects to make a partial rollover, the amount not rolled over will be taxed as ordinary income and will not be eligible for the special five-year or ten-year averaging methods previously mentioned.

NOTE F--TRANSACTIONS WITH PARTIES-IN-INTEREST
    During the years ended December 31, 1993 and 1992, the Plan received dividend income of $243,927 and $227,838, respectively, from E-Systems, Inc., and remitted $31,530 and $31,798, respectively to E-Systems, Inc. for administrative expenses.

    Fees paid during the year for legal, accounting, and other services rendered by parties-in-interest were based on customary and reasonable rates for such services.

    Vanguard Fiduciary Trust Company is trustee of the Plan, all transactions involving The Vanguard Group are considered party-in-interest transactions. All such transactions have been disclosed in Note G.

            E-SYSTEMS, INC. TAX ADVANTAGED CAPITAL ACCUMULATION PLAN
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

NOTE G--COMBINING STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

YEAR ENDED DECEMBER 31, 1993:

                                                                                                              VANGUARD
                                                 E-SYSTEMS,                     VANGUARD/                   MONEY MARKET
                                                    INC.       VARIABLE RATE     MORGAN           THE         RESERVES
                                                 SECURITIES     INVESTMENT       GROWTH         WINDSOR         PRIME
                                    TOTAL           FUND           FUND           FUND           FUND         PORTFOLIO
                                --------------  -------------  -------------  -------------  -------------  -------------
          ADDITIONS
- - ------------------------------
Investment Income:
    Dividends.................  $    8,766,770  $     243,927  $          --  $   2,550,534  $   5,818,126  $          --
    Interest..................       3,152,473             --      2,238,318             --             --        450,009
                                --------------  -------------  -------------  -------------  -------------  -------------
                                    11,919,243        243,927      2,238,318      2,550,534      5,818,126        450,009
Loan fund interest............         469,329             --             --             --             --             --
Contributions.................      25,401,629      1,556,946      4,815,722      3,540,864      8,898,275      2,851,460
Transfers from other
 funds........................      43,901,133      4,213,043      8,754,351      2,880,973     10,638,764      8,840,733
                                --------------  -------------  -------------  -------------  -------------  -------------
                                    69,772,091      5,769,989     13,570,073      6,421,837     19,537,039     11,692,193
          DEDUCTIONS
- - ------------------------------
Administrative expenses.......         173,264         18,552         15,946         26,452         68,910         23,875
Benefits paid.................      20,069,615        857,737      5,604,882      2,633,301      6,910,449      2,010,750
Transfers to other funds......      43,901,133      5,356,200      9,209,371      3,800,685      7,587,742     10,162,492
                                --------------  -------------  -------------  -------------  -------------  -------------
                                    64,144,012      6,232,489     14,830,199      6,460,438     14,567,101     12,197,117
                                --------------  -------------  -------------  -------------  -------------  -------------
Net realized and unrealized
 appreciation (depreciation)
 in fair value of
 investments..................       5,105,292        531,168             --     (1,006,560)     5,218,700             --
                                --------------  -------------  -------------  -------------  -------------  -------------
        Net increases.........
Net assets available for
 benefits at beginning of
 year.........................     153,263,400     10,028,941     35,085,923     21,022,939     55,161,779     14,539,546
                                --------------  -------------  -------------  -------------  -------------  -------------
Net assets available for
 benefits at end of year......  $  175,916,014  $  10,341,536  $  36,064,115  $  22,528,312  $  71,168,543  $  14,484,631
                                --------------  -------------  -------------  -------------  -------------  -------------
                                --------------  -------------  -------------  -------------  -------------  -------------

                                  VANGUARD
                                   FIXED
                                   INCOME
                                 SECURITIES
                                    FUND        VANGUARD
                                 SHORT-TERM   INDEX TRUST
                                    BOND          500           LOAN
                                 PORTFOLIO     PORTFOLIO        FUND
                                ------------  ------------  ------------
          ADDITIONS
- - ------------------------------
Investment Income:
    Dividends.................  $         --  $    154,183  $         --
    Interest..................       464,146            --            --
                                ------------  ------------  ------------
                                     464,146       154,183            --
Loan fund interest............            --            --       469,329
Contributions.................     1,565,855     2,172,507            --
Transfers from other
 funds........................     2,141,958     1,964,522     4,466,789
                                ------------  ------------  ------------
                                   3,707,813     4,137,029     4,936,118
          DEDUCTIONS
- - ------------------------------
Administrative expenses.......         9,012        10,517            --
Benefits paid.................     1,091,125       559,865       401,506
Transfers to other funds......     2,212,415     1,973,067     3,599,161
                                ------------  ------------  ------------
                                   3,312,552     2,543,449     4,000,667
                                ------------  ------------  ------------
Net realized and unrealized
 appreciation (depreciation)
 in fair value of
 investments..................        11,856       350,128            --
                                ------------  ------------  ------------
        Net increases.........
Net assets available for
 benefits at beginning of
 year.........................     6,658,048     4,460,495     6,305,729
                                ------------  ------------  ------------
Net assets available for
 benefits at end of year......  $  7,529,311  $  6,558,386  $  7,241,180
                                ------------  ------------  ------------
                                ------------  ------------  ------------

            E-SYSTEMS, INC. TAX ADVANTAGED CAPITAL ACCUMULATION PLAN
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

NOTE G--COMBINING STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS--(CONTINUED)
YEAR ENDED DECEMBER 31, 1992:

                                                                                                              VANGUARD
                                                 E-SYSTEMS,                     VANGUARD/                   MONEY MARKET
                                                    INC.       VARIABLE RATE     MORGAN           THE         RESERVES
                                                 SECURITIES     INVESTMENT       GROWTH         WINDSOR         PRIME
                                    TOTAL           FUND           FUND           FUND           FUND         PORTFOLIO
                                --------------  -------------  -------------  -------------  -------------  -------------
          ADDITIONS
- - ------------------------------
Investment Income:
    Dividends.................  $    4,886,106  $     227,838  $          --  $   1,087,056  $   3,469,250  $          --
    Interest..................       3,223,131          3,171      2,219,607             --             --        523,901
                                --------------  -------------  -------------  -------------  -------------  -------------
                                     8,109,237        231,009      2,219,607      1,087,056      3,469,250        523,901
Loan fund interest............         445,637             --             --             --             --             --
Contributions.................      24,369,846      1,499,130      5,465,754      3,199,541      7,735,115      3,526,585
Transfers from other funds....      41,440,058      4,380,148      7,435,148      3,922,200      5,722,905      9,001,178
                                --------------  -------------  -------------  -------------  -------------  -------------
                                    74,364,778      6,110,287     15,120,509      8,208,797     16,927,270     13,051,664
          DEDUCTIONS
- - ------------------------------
Administrative expenses.......         169,569         18,734         24,508         25,437         61,606         26,740
Benefits paid.................      10,095,736        649,702      3,048,208      1,223,515      3,028,349      1,119,032
Transfers to other funds......          41,440      5,136,151      5,886,404      4,345,090      7,292,666     11,593,151
                                --------------  -------------  -------------  -------------  -------------  -------------
                                    51,705,363      5,804,587      8,959,120      5,594,042     10,382,621     12,738,923
                                --------------  -------------  -------------  -------------  -------------  -------------
                                    22,659,415        305,700      6,161,389      2,614,755      6,544,649        312,741
Net realized and unrealized
  (depreciation) appreciation
  in fair value of
  investments.................       5,736,046        909,835             --        713,742      4,017,365             --
                                --------------  -------------  -------------  -------------  -------------  -------------
        Net increases.........      28,395,461      1,215,535      6,161,389      3,328,497     10,562,014        312,741
Net assets available for
  benefits at beginning of
  year........................     124,867,939      8,813,406     28,924,534     17,694,442     44,599,765     14,226,805
                                --------------  -------------  -------------  -------------  -------------  -------------
Net assets available for
  benefits at end of year.....  $  153,263,400  $  10,028,941  $  35,085,923  $  21,022,939  $  55,161,779  $  14,539,546
                                --------------  -------------  -------------  -------------  -------------  -------------
                                --------------  -------------  -------------  -------------  -------------  -------------

                                  VANGUARD
                                   FIXED
                                   INCOME
                                 SECURITIES
                                    FUND        VANGUARD
                                 SHORT-TERM   INDEX TRUST
                                    BOND          500           LOAN
                                 PORTFOLIO     PORTFOLIO        FUND
                                ------------  ------------  ------------
          ADDITIONS
- - ------------------------------
Investment Income:
    Dividends.................  $         --  $    101,962  $         --
    Interest..................       476,452            --            --
                                ------------  ------------  ------------
                                     476,452       101,962            --
Loan fund interest............            --            --       445,637
Contributions.................     1,534,679     1,409,042            --
Transfers from other funds....     2,505,614     3,804,556     4,668,309
                                ------------  ------------  ------------
                                   4,516,745     5,315,560     5,113,946
          DEDUCTIONS
- - ------------------------------
Administrative expenses.......         7,823         4,721            --
Benefits paid.................       613,106       104,812       309,012
Transfers to other funds......     2,869,650     1,527,263     2,789,683
                                ------------  ------------  ------------
                                   3,490,579     1,636,796     3,098,695
                                ------------  ------------  ------------
                                   1,026,166     3,678,764     2,015,251
Net realized and unrealized
  (depreciation) appreciation
  in fair value of
  investments.................       (71,184)      166,288            --
                                ------------  ------------  ------------
        Net increases.........       954,982     3,845,052     2,015,251
Net assets available for
  benefits at beginning of
  year........................     5,703,066       615,443     4,290,478
                                ------------  ------------  ------------
Net assets available for
  benefits at end of year.....  $  6,658,048  $  4,460,495  $  6,305,729
                                ------------  ------------  ------------
                                ------------  ------------  ------------

                     SCHEDULE OF ASSETS HELD FOR INVESTMENT
            E-SYSTEMS, INC. TAX ADVANTAGED CAPITAL ACCUMULATION PLAN

                               DECEMBER 31, 1993

                                                            DESCRIPTION OF
NAME OF ISSUER AND TITLE OF ISSUE                             INVESTMENT              COST           FAIR VALUE
- - -------------------------------------------------------  ---------------------  ----------------  ----------------
E-Systems, Inc. Securities Fund:
  E-Systems, Inc. Common Stock.........................         235,561 shares  $      8,701,553  $     10,281,707
  Vanguard Money Market Reserves Prime Portfolio.......         117,815 shares            59,829            59,829
                                                                                ----------------  ----------------
                                                                                       8,761,382        10,341,536
Vanguard Investment Trust..............................      36,064,115 shares        36,064,115        36,064,115
Vanguard/Morgan Growth Fund............................       1,875,796 shares        22,481,281        22,528,312
The Windsor Fund.......................................       5,116,358 shares        66,336,503        71,168,543
Vanguard Money Market Reserves Prime Portfolio.........      14,484,631 shares        14,484,631        14,484,631
Vanguard Fixed Income Securities Fund Short-Term Bond
 Portfolio.............................................         690,762 shares         7,468,133         7,529,311
Vanguard Index Trust 500 Portfolio.....................         149,632 shares         6,161,340         6,558,386
                                                                                ----------------  ----------------
      TOTAL INVESTMENTS................................                         $    161,757,385  $    168,674,834
                                                                                ----------------  ----------------
                                                                                ----------------  ----------------

               SCHEDULE OF TRANSACTIONS OR SERIES OF TRANSACTIONS
              IN EXCESS OF 5% OF THE CURRENT VALUE OF PLAN ASSETS
            E-SYSTEMS, INC. TAX ADVANTAGED CAPITAL ACCUMULATION PLAN

                          YEAR ENDED DECEMBER 31, 1993

                                                         NUMBER OF       COST OF        NUMBER OF    PROCEEDS FROM    GAIN (LOSS)
IDENTITY OF ISSUE                                        PURCHASES      PURCHASES         SALES          SALES         ON SALES
- - -----------------------------------------------------  -------------  --------------  -------------  --------------  -------------
Category (iii)--Series of securities transactions:
  E-Systems, Inc. Securities Fund....................          365    $    6,015,896          429    $    6,232,489  $     668,072
  Vanguard Investment Trust..........................          488        15,324,475          335         7,215,431       --
  Vanguard/Morgan Growth Fund........................          399         8,972,372          334         6,460,439        385,123
  The Windsor Fund...................................          468        25,348,309          352        14,567,101      1,143,959
  Vanguard Money Market Reserves Prime Portfolio.....          623        12,141,428          387        12,197,117       --
  Vanguard Short-Term Corporate Bond Fund............          509         4,165,627          298         3,312,554         39,901
  Vanguard Index Trust 500 Portfolio.................          415         4,291,212          211         2,543,451         98,540

    There were no category (i), (ii) or (iv) reportable transactions during 1993.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Trustee (or other persons who administer the Plan) have caused the annual report to be signed by the undersigned, thereunto duly authorized.

                                              E-SYSTEMS, INC. TAX ADVANTAGED
                                                CAPITAL ACCUMULATION PLAN
                                                      (NAME OF PLAN)

                                          By: __________________________________
                                                      Carlene B. Economy
                                                        ADMINISTRATOR

DATE:

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 2-88384 and Form S-8 No. 33-28356) pertaining to the E-Systems, Inc. Tax Advantaged Capital Accumulation Plan of E-Systems, Inc. and Subsidiaries of our report dated April 4, 1994, with respect to the financial statements and schedules of the E-Systems, Inc. Tax Advantaged Capital Accumulation Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.

                                                                   ERNST & YOUNG

Dallas, Texas
April 26, 1994